Exhibit 99.1

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

Written Agreement by and between	Docket No. 15-013-WA/RB-HC

DISCOVER FINANCIAL SERVICES
Riverwoods, Illinois and

FEDERAL RESERVE BANK OF CHICAGO
Chicago, Illinois

WHEREAS, Discover Financial Services, Riverwoods, Illinois (“DFS”), a registered bank holding company, owns and controls Discover Bank, Greenwood, Delaware (the “Bank”), a state-chartered bank that is regulated by the Federal Deposit Insurance Corporation (the “FDIC”) and the Delaware Office of the State Bank Commissioner; another insured depository institution; and various nonbank subsidiaries, including those that settle and clear credit card transactions;

WHEREAS, DFS has a number of separate business lines and legal entities that must comply with a wide range of applicable laws, rules, and regulations;

WHEREAS, DFS has adopted a firmwide compliance risk management program designed to ensure compliance with all applicable laws, rules, and regulations relating to anti-money laundering (“AML”), including compliance with the Bank Secrecy Act (“BSA”) (31 U.S.C. § 5311 et seq.); the rules and regulations issued thereunder by the U.S. Department of the Treasury (31 C.F.R. Chapter X); and the AML regulations issued by the appropriate federal supervisors for DFS and its banks and nonbank subsidiaries (collectively, “BSA/AML Requirements”);

WHEREAS, the Bank has consented to the issuance of a Consent Order by the FDIC to remedy deficiencies in the Bank’s BSA/AML compliance program;

WHEREAS, the most recent inspection of DFS conducted by the Federal Reserve Bank of Chicago (the “Reserve Bank”) identified deficiencies in DFS’s firmwide compliance program with respect to compliance with the BSA/AML Requirements applicable to the various DFS legal entities;

WHEREAS, DFS and the Reserve Bank have the common goals that DFS, on a firmwide basis, operates in compliance with all applicable federal laws, rules, and regulations regarding the BSA/AML Requirements, and that DFS implements an effective firmwide compliance risk management program for BSA/AML compliance that is commensurate with DFS’s size, complexity, and compliance risk profile; and

WHEREAS, on May 21, 2015, the board of directors of DFS adopted a resolution authorizing and directing David W. Nelms to enter into this Written Agreement (the “Agreement”) on behalf of DFS and consenting to compliance with each and every provision of this Agreement by DFS.

NOW, THEREFORE, DFS and the Reserve Bank hereby agree as follows:

Source of Strength

1. The board of directors of DFS shall take appropriate steps to fully utilize DFS’s financial and managerial resources, pursuant to section 38A of the FDI Act (12 U.S.C. § 1831o-1) and section 225.4(a) of Regulation Y of the Board of Governors of the Federal Reserve System (the “Board of Governors”) (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank, including, but not limited to, taking steps to ensure that the Bank complies with the FDIC’s Consent Order dated June 13, 2014, and any other supervisory action taken by the FDIC or the Delaware Office of the State Bank Commissioner.

Board Oversight

2. Within 60 days of this Agreement, DFS’s board of directors shall submit a written plan acceptable to the Reserve Bank to strengthen the board’s oversight of DFS’s firmwide compliance risk management program with regard to compliance with the BSA/AML Requirements applicable to various DFS legal entities. The plan shall describe the actions that the board of directors will take to improve DFS’s firmwide compliance risk management with regard to the BSA/AML Requirements, including, but not limited to, measures to ensure that compliance risk is effectively managed across DFS, including within and across business lines, support units, and legal entities. The plan shall, at a minimum, address, consider, and include:

(a) funding for qualified and trained personnel, systems, and other resources needed to operate a compliance risk management program with regard to the BSA/AML Requirements that is commensurate with the compliance risk profile of the organization and that fully addresses the organization’s compliance risks on a timely and effective basis;

(b) measures to ensure adherence to approved compliance policies, procedures, and standards; and

(c) steps to improve the information reported to the board of directors regarding compliance with the BSA/AML Requirements, and the status and results of measures taken, or to be taken, to remediate outstanding compliance issues and to comply with this Agreement.

Compliance Risk Management Program

3. Within 90 days of this Order, DFS shall submit a written plan acceptable to the Reserve Bank to improve the firmwide compliance risk management program with regard to BSA/AML Requirements and the regulations issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) (31 C.F.R. Chapter V). The plan shall, at a minimum, address, consider, and include:

(a) the scope and frequency of the BSA/AML and OFAC compliance risk assessments;

(b) comprehensive BSA/AML and OFAC risk assessment processes, including clearly defined parameters regarding acceptable risks associated with specific types of customers or businesses;

(c) identification of all of business lines, activities, and products to ensure that such business lines, activities, and products are appropriately risk-rated and included in the firmwide BSA/AML and OFAC risk assessments;

(d) enhanced written policies, procedures, and compliance risk management standards;

(e) the duties and responsibilities of compliance personnel for each business line and legal entity regarding BSA/AML and OFAC compliance functions, including the reporting lines within DFS, and between DFS and its business lines and legal entities;

(f) a process for periodically reevaluating staffing needs in relation to the organization’s compliance risk profile;

(g) measures to ensure compliance and improve accountability within all business lines and legal entities and their respective compliance functions;

(h) procedures for the periodic testing of the effectiveness of the compliance risk management program; and

(i) consistency with the Board of Governors’ guidance regarding Compliance Risk Management Programs and Oversight at Large Banking Organizations with Complex Compliance Profiles, dated October 16, 2008 (SR 08-8).

Firmwide BSA/AML Compliance Program

4. Within 60 days of this Agreement, DFS shall complete a review of the effectiveness of DFS’s firmwide BSA/AML compliance program (the “BSA/AML Review”) and prepare a written report of findings and recommendations (the “BSA/AML Report”). The BSA/AML Review shall, at a minimum, address, consider, and include:

(a) the structure of DFS’s firmwide BSA/AML compliance program, including reporting lines within DFS and from each of DFS’s business lines and legal entities to the chief BSA/AML compliance officer;

(b) management of the program by a qualified compliance officer, who is supported by adequate numbers of qualified and trained personnel and adequate resources, and is responsible for implementing and maintaining a program that is commensurate with the organization’s size and risk profile;

(c) firmwide standards for compliance with applicable BSA/AML Requirements for all business lines and legal entities;

(d) communication of BSA/AML roles and responsibilities across the organization;

(e) processes for monitoring business line and legal entity compliance with DFS’s BSA/AML policies and procedures and the applicable BSA/AML Requirements;

(f) enhanced written policies and procedures to ensure compliance with applicable BSA/AML Requirements;

(g) the scope and frequency of BSA/AML risk assessments;

(h) customer due diligence that consolidates information on the customer’s relationship within and with each bank, nonbank subsidiary, and business line;

(i) comprehensive and timely independent testing throughout the organization for compliance with applicable BSA/AML Requirements; and

(j) enhanced training for DFS personnel that is effective in all aspects of the applicable BSA/AML Requirements, and internal policies and procedures.

5. Within 90 days of this Agreement, the board of directors of DFS shall review the BSA/AML Report and shall submit a written plan acceptable to the Reserve Bank that includes a description of the specific actions, including timelines for completion, that DFS will take to strengthen DFS’s firmwide BSA/AML compliance program, taking into account the requirements of the appropriate federal supervisor of DFS’s banks and nonbank subsidiaries. DFS shall submit a copy of the BSA/AML Report with the plan.

Suspicious Activity Monitoring and Reporting

6. Within 90 days of this Agreement, DFS shall submit a written program acceptable to the Reserve Bank to reasonably ensure the identification and timely, accurate, and complete reporting of all known or suspected violations of law or suspicious transactions to law enforcement and supervisory authorities for transactions at, by, or through DFS or its nonbank subsidiaries, as required by section 225.4(f) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(f)). At a minimum, the program shall include:

(a) a well-documented methodology for establishing monitoring rules and thresholds;

(b) policies and procedures for analyzing, testing, and documenting changes to monitoring rules and thresholds;

(c) enhanced monitoring and investigation criteria and procedures to ensure the timely detection, investigation, and reporting of all known or suspected violations of law and suspicious transactions, including, but not limited to:

(i) maintenance of accurate and comprehensive customer and partner due diligence information;

(ii) appropriate resources to manage alert and case inventory;

(iii) adequate escalation of information about suspicious activity through appropriate levels of management; and

(iv) maintenance of sufficient documentation with respect to the investigation and analysis of suspicious activity, including the resolution and escalation of concerns.

Progress Reports

7. Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors of DFS, or an authorized committee thereof, shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with this Agreement, a timetable and schedule to implement specific remedial actions to be taken, and the results thereof.

Approval and Implementation of Plans and Programs

8. (a) DFS shall submit the written plans and programs that are acceptable to the Reserve Bank within the applicable time periods set forth in paragraphs 2, 3, 5, and 6 of this Agreement. Each plan or program shall contain a timeline for full implementation of the plan or program with specific deadlines for the completion of each component of the plan or program.

(b) Within 10 days of approval by the Reserve Bank, DFS shall adopt the approved plans and programs. Upon adoption, DFS shall promptly implement the approved plans and programs, and thereafter fully comply with them.

(c) During the term of this Agreement, the approved plans and programs shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

9. All communications regarding this Agreement shall be sent to:

(a)	Ms. Wendy E. Kallery

Vice President

Federal Reserve Bank of Chicago

230 South LaSalle Street

Chicago, Illinois 60604

(b)	Ms. Kathryn McNamara Corley

Executive Vice President,

General Counsel, and Secretary

Discover Financial Services

2500 Lake Cook Road

Chicago, Illinois 60015

Miscellaneous

10. Notwithstanding any provision of this Agreement to the contrary, the Reserve Bank may, in its sole discretion, grant written extensions of time to DFS to comply with any provision of this Agreement.

11. The provisions of this Agreement shall be binding on DFS and each of its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (12 U.S.C. §§ 1813(u) and 1818(b)(3)).

12. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

13. The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting DFS and any of its subsidiaries, or any of their current or former institution-affiliated parties and their successors and assigns.

14. Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 26th day of May, 2015.

DISCOVER FINANCIAL SERVICES		FEDERAL RESERVE BANK OF CHICAGO

By:	/s/ David W. Nelms	By:	/s/ Wendy E. Kallery
	David W. Nelms		Wendy E. Kallery
	Chairman of the Board and		Vice President
Chief Executive Officer